Exhibit 23.1

CONSENT OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING

FIRM

July 26, 2021

Board of Directors of Creek Road Miners, Inc.:

We hereby consent to the inclusion under the Form S-1Registration Statement of our report dated March 29, 2021, with respect to the balance sheets of Creek Road Miners, Inc. as of December 31, 2020 and 2019 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

/s/ MaughanSullivan LLC
Manchester, VT
July 26, 2021